Exhibit 99.1

Xenith Bankshares, Inc. and Gloucester-Based Colonial Virginia Bank Announce Merger Agreement

Richmond, Va., March 21 , 2014 – Xenith Bankshares, Inc. (NASDAQ:XBKS), parent company to Xenith Bank, and Colonial Virginia Bank (“CVB”) today announced the signing of a definitive merger agreement, whereby CVB will be merged with and into Xenith Bank. CVB operates two full-service branches in the Gloucester, Virginia area and one loan production office in Yorktown, Virginia. As of June 30, 2013, CVB had the largest share of deposits in Gloucester County, Virginia according to the Federal Deposit Insurance Corporation. As of December 31, 2013, CVB reported total assets of $114.9 million, net loans of $71.4 million, total deposits of $99.5 million and equity of $12.1 million.

“We view this transaction as an opportunity to grow and expand our competitive position in the Greater Hampton Roads, Virginia region, which is one of our target markets,” said T. Gaylon Layfield, III, President and Chief Executive Officer of Xenith Bankshares, Inc. “We are excited about partnering with Colonial Virginia Bank to continue building its strong franchise in Gloucester and expanding its presence on the Peninsula. This acquisition enables us to continue to leverage the infrastructure we have built over the last several years, and we believe CVB is an excellent addition as we focus on building a strong Virginia-based regional bank. We believe this transaction will add value to our shareholders, as well as to those of CVB.”

Layfield continued, “Robert L. Bailey, President and Chief Executive Officer of CVB, will join Xenith Bank’s management team and lead the bank’s activities in the Gloucester area and also in the Peninsula region of Virginia, which includes Williamsburg, Newport News, and Hampton. Before joining CVB, Mr. Bailey served for the previous eight years as President of Bank of Williamsburg/Bay Community Bank, wholly-owned subsidiaries of Union Bankshares, and subsequently as Regional President of Union Bankshares’ Hampton Roads region after its merger with First Market Bank, creating Union First Market Bank.”

Bailey commented, “The last few years have brought a historic amount of increased regulation, heightened competition from banks and non-banks, and a difficult economic environment. Across the country, community banks are partnering to improve efficiencies in order to overcome these challenges. We are excited to team with the professionals at Xenith, allowing us to maintain and enhance our product offerings to the benefit of our shareholders, customers, and the community.” He added, “Together we can build value faster than we could have independently.”

The combined bank would have approximately $795 million in total assets, $608 million in net loans, and $669 million in total deposits, based on reported amounts as of December 31, 2013.

The merger agreement has been approved unanimously by the Boards of Xenith Bankshares, Inc. (“Xenith Bankshares”), Xenith Bank, and CVB. CVB shareholders holding approximately 13% of the outstanding shares of CVB’s common stock have agreed to vote in favor of the merger. Under the terms of the merger agreement, Xenith Bankshares will acquire 100% of the stock of CVB and CVB shareholders will be entitled to receive 2.65 shares of Xenith Bankshares common stock for each share of CVB stock outstanding, subject to certain limits based on market prices. The transaction is expected to generate over twenty percent earnings accretion in 2014, excluding deal-related costs, mid-teens earnings accretion in 2015, and modest tangible book value dilution is expected to be earned back in less than 18 months.

The merger is expected to close in the second quarter of 2014. The transaction is subject to certain conditions, including state and federal bank regulatory approvals, approval by the shareholders of CVB, and other customary closing conditions.

Xenith Bankshares was advised by the investment banking firm of SunTrust Robinson Humphrey, Inc. and the law firm of Hunton & Williams LLP. CVB was advised by the investment banking firm of Sandler O’Neill & Partners, L.P. and the law firm of Williams Mullen.

About Xenith Bankshares, Inc.

Xenith Bankshares is the holding company for Xenith Bank. Xenith Bank is a full-service, locally-managed commercial bank, specifically targeting the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients, and select retail banking clients. As of December 31, 2013, the company had total assets of $680 million and total deposits of $569 million. Xenith Bank’s target markets are the Greater Washington, DC, Richmond, VA, and the Greater Hampton Roads, VA metropolitan statistical areas. The company is headquartered in Richmond, Virginia and currently has six branch locations in Tysons Corner, Richmond, and Suffolk, Virginia. Xenith Bankshares common stock trades on the NASDAQ Capital Market under the symbol “XBKS.”

For more information about Xenith Bankshares and Xenith Bank, visit the website: https://www.xenithbank.com.

About Colonial Virginia Bank

CVB’s stock is listed for trading on the OTC Markets marketplace under the symbol “CNVB” (http://www.otcmarkets.com/stock/CNVB/quote). Additional information regarding CVB’s products and services is available on CVB’s website at http://www.colonialvabank.com.

Additional Information about the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Xenith Bankshares will file with the Securities and Exchange Commission (the “SEC”) a registration statement on form S-4 with respect to the offering of Xenith Bankshares common stock as the merger consideration under the Securities Act of 1933, as amended, which will include the proxy statement of CVB seeking approval of the merger by CVB’s shareholders and a prospectus of Xenith Bankshares. CVB will deliver the proxy statement/prospectus to its shareholders. In addition, Xenith Bankshares may file other relevant documents concerning the proposed merger with the SEC. Investors and security holders are urged to read the registration statement and proxy statement/prospectus and other relevant documents when they become available because they will contain important information about the proposed merger.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of Xenith Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to Xenith

Bankshares, Inc., One James Center, 901 E. Cary Street, Suite 1700, Richmond, Virginia 23219 (telephone: (804) 433-2209) or by accessing these documents at Xenith Bankshares’ website: https://www.xenithbank.com. Security holders of CVB may also obtain free copies of these documents by directing a request by telephone or mail to Colonial Virginia Bank, 6702 Sutton Road, P.O. Box 2120, Gloucester, Virginia 23061 (telephone: (804) 695-8089) or by accessing these documents at CVB’s website: http://www.colonialvabank.com. The information on Xenith Bankshares’ and CVB’s websites is not, and shall not be deemed to be, a part of this press release or incorporated into other filings made with the SEC.

CVB and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of CVB in connection with the merger. Information about the directors and executive officers of CVB may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available or by accessing the information on CVB’s website: http://www.colonialvabank.com. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger between Xenith Bank and CVB, (ii) Xenith Bankshares’ and CVB’s plans, obligations, expectations and intentions and (iii) other statements in the press release that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of Xenith Bankshares and CVB as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; the possibility that one or more of the conditions to the completion of the merger may not be satisfied; any event that could give rise to a termination of the merger agreement; disruptions to customer and employee relationships and business operations caused by the merger; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; Xenith Bankshares’ ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe; and the other factors detailed in Xenith Bankshares’ publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2013. Xenith Bankshares and CVB assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this press release.

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Contact: Thomas W. Osgood Executive Vice President and Chief Financial Officer, Chief Administrative Officer and Treasurer (804)433-2209 tosgood@xenithbank.com

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